EXHIBIT 99
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NEWS For Immediate Release
August 6, 2001                          For Further Information Contact:
                                             Edward M. George
                                             President & CEO (304) 234-9208

                                             Nasdaq Trading Symbol: WSBC


WesBanco Chief Executive Officer Announces His Retirement and Election of Executive Officers

Wheeling, WV . . . . Edward M. George, President & CEO of WesBanco, Inc., a
multi-state bank holding company headquartered in Wheeling, West Virginia, and its banking affiliate, WesBanco, Bank, Inc. has announced his retirement effective August 8, 2001. Mr. George has served as President and CEO of WesBanco, Inc. since January 1, 1993 and has served as President & CEO of WesBanco Bank, Inc. since January 14, 2000. Mr. George's retirement marks the conclusion of a prominent 35-year banking career that began in 1966 when he accepted a position as a Bank Examiner with the Federal Reserve Bank of Cleveland, Cleveland, Ohio.

As a result of Mr. George's retirement, the Board has elected two members of the WesBanco management team to new executive management positions as well as a new executive officer. The WesBanco Board of Directors has recently elected Paul M. Limbert to succeed Mr. George as President & CEO of WesBanco, Inc. and has elected Robert H. Young to succeed Mr. Limbert as Executive Vice President and CFO of WesBanco, Inc. Mr. Limbert currently serves as Executive Vice President and Chief Financial Officer of WesBanco, Inc. and Mr. Young most recently served as Senior Vice President and Chief Financial Officer of PNC Bank, F.S.B., a bank subsidiary of PNC Financial Services Group, Pittsburgh, Pennsylvania. Kristine N. Molnar has been elected to succeed
Mr. George as President and CEO of WesBanco Bank, Inc. Mrs. Molnar currently serves as President of the Upper Ohio Valley Region of WesBanco Bank,
Inc.

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Mr. George began his employment with WesBanco in 1983 when he was elected
Vice President of Wheeling Dollar Bank, the predecessor to WesBanco Bank, Inc., that later became part of WesBanco through a name change in 1991. Since that time he has held the positions of Senior Vice President - Wheeling Dollar Bank Vice President of WesBanco, Inc., President and COO and President and CEO of WesBanco Bank Wheeling, Executive Vice President of WesBanco, Inc. and
Chairman of the Board of WesBanco Bank Wheeling. When WesBanco's four regional banks were merged to form WesBanco Bank, Inc. in January 2000, Mr. George was elected to the dual responsibility of holding the positions of President & CEO of both WesBanco, Inc. and WesBanco Bank, Inc.

During his eight years as President & CEO of WesBanco, Mr. George has led the company in growth from a $1 billion asset holding company with $1 billion in assets under management in its Trust Department to its current status as a $2.4 billion holding company with a $3.1 billion Trust Department. Since 1993, Mr. George has been responsible for growth through acquisitions that have increased the number of WesBanco locations in West Virginia and Ohio from 25 to 59. During his service with WesBanco, the company has frequently been recognized for its strength and outstanding performance. Mr. George's leadership has established WesBanco as a leader in the banking industry and as one of the most profitable and best performing banks in the country.

Mr. George is a graduate of Washington & Lee University, Lexington, Virginia where in 1958 he received a B.S. Degree in Commerce, with a major in Business Administration. He is a lifelong native of the northern panhandle of West Virginia having graduated from Wellsburg High School in Wellsburg, West Virginia. His banking career also includes positions as President and CEO of Wellsburg National Bank, which was acquired by WesBanco in 1985, and as Senior Vice President of Half Dollar Trust & Savings Bank, now United National Bank North.

Mr. George is an active member of the Wheeling community as well as an active member of the banking community. He is currently a member of the Board of Trustees of Bethany College, a member of the Board of Trustees and Secretary of the Ohio Valley Health Services & Education Corp. and was recently elected Chairman of the West Virginia Bankers Association. He is a past


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member of the West Virginia State Board of Banking and Financial Institutions,
Past Chairman of the Wheeling Area Chamber of Commerce, past President of Ohio Valley Industrial & Business Development Corporation and a former member of the Small Bank Advisory Council of the Federal Reserve Bank of Cleveland. He is a member of Vance Memorial Presbyterian Church and a member of Kappa Alpha Order Fraternity.

Mr. George and his wife Sandra are the parents of three sons: Edward M. George, III, a graduate of Washington & Lee University and West Virginia University Law School, Lt. Cmdr. Thomas F. George, a graduate of the U.S. Naval Academy and David A. George, a graduate of Bethany College; and two grandchildren, Mason and Grace.

Mr. George has been elected to the position of Vice Chairman of WesBanco, Inc. and will remain on its Board of Directors and Executive Committee.

Mr. Limbert brings 23 years of experience with WesBanco to his position as President & CEO of the holding company. Since being elected Executive Vice President and Chief Financial Officer in 1993, Mr. Limbert has served in the additional capacities of Senior Lending Officer for WesBanco and as President and Chief Executive Officer WesBanco Bank Wheeling. Prior to joining WesBanco, Mr. Limbert, a Certified Public Accountant, was employed by Price Waterhouse, Pittsburgh, Pennsylvania where he had achieved senior designation responsible for day-to-day supervision of audit engagements in the steel and financial services industries and the not for profit sector.

Mr. Limbert is a graduate of Lycoming College, Williamsport, Pennsylvania. Since joining WesBanco, Mr. Limbert has been an active member of the Wheeling community and the business community. He currently serves as Treasurer of Vance Memorial Church, serves as an executive committee and board member of the Wheeling Area Chamber of Commerce, serves as a board member of the Ohio Valley Industrial Business Development Corporation and is a member of the Tax Committee of West Virginia Banker's Association. He is a past Treasurer and board member of Wheeling Country Club and a past Treasurer and President of the Wheeling Symphony Society.


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Mr. Limbert and his wife, Louise, are the parents of two children, Susan and Michael.

Mr. Young comes to WesBanco with more than 15 years of banking experience, most recently with PNC of Pittsburgh. Before joining PNC, Mr. Young had held executive positions for First Western Bancorp, Inc., New Castle, Pennsylvania, where he had served as Executive Vice President - Chief Financial Officer, Secretary and Treasurer, Senior Vice President - Finance, Secretary and Treasurer, Vice President - Finance, Secretary and Treasurer and as Vice President and Controller.

Prior to his employment with First Western Bancorp, Mr. Young had served as Manager - Taxes and Auditing for the Heckett Division of Harsco, Butler, Pennsylvania and previously served as a Senior Accountant with Coopers and Lybrand, now part of PricewaterhouseCoopers, Pittsburgh, Pennsylvania. Mr. Young achieved his Certified Public Accountant designation in 1980 and is a member of the Pennsylvania Institute of Certified Public Accountants and the American Institute of Certified Public Accountants.

Mr. Young is a Magna Cum Laude graduate of Grove City College, Grove City, Pennsylvania, where he received the PICPA Award for Excellence in Accounting Studies. He has been active in the banking field serving the Pennsylvania Bankers Association as a member of its Governing Council, Community Bankers Council and as a Group Officer. He has served as a member of the American Bankers Council of the American Bankers Association and is a current member of the Financial Executives Institute, Pittsburgh Chapter.

Mr. Young has been active in the Butler, Pennsylvania community having served the Center Township Athletic Association and the Butler Area School District.

Mr. Young and his wife Susan are the parents of three children, Alaina, Daniel and Bryant.


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Mrs. Molnar has served as the President of the Upper Ohio Valley Region of
WesBanco Bank, Inc. since 1997. Prior to being elected to lead the northern region of the bank, Mrs. Molnar had served WesBanco as Senior Vice President, Vice President-Commercial/Mortgage Loans, Assistant Vice President and as Banking Officer, when she joined the company in June 1984. Prior to joining WesBanco, Mrs. Molnar had worked for 11 years in the banking industry serving as Assistant Vice President for Half Dollar Bank, Wheeling, West Virginia and as a Loan Administrator for United American Bank, Nashville, Tennessee.

Mrs. Molnar is a graduate of Peabody College, Nashville, Tennessee where she received a B.S. in 1972. She has completed advanced studies in the banking field having graduated from the Mellon Commercial Lending School, the National Commercial Lending School and the National Commercial Lending Graduate School, where she graduated with distinction. Mrs. Molnar's commitment to the banking community is illustrated by the effort she has made to provide continuing education to fellow bankers. Between 1993 and 1999, she served as an Instructor for the West Virginia Bankers Association West Virginia School of Banking, served as a Fellow of the West Virginia School of Banking and served as a Trustee of the West Virginia School of Banking.

Mrs. Molnar's professional activities in the banking industry include her present position as a Director of the Pittsburgh Branch of the Federal Reserve Bank of Cleveland and her recent position as a member of the Federal Reserve Bank of Cleveland Community Bank Advisory Council. Her community activities include serving as a board member for the Home for Men and as a board and executive committee member on both the OVIBDC & Linsly School. She is a board member and the Treasurer of both Oglebay Institute and the Ohio Valley Medical Center. She is a past board member of the Wheeling Area Chamber of Commerce.

Mrs. Molnar is a native of Wheeling and resides there with her husband Doug and daughter Anne.


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WesBanco is a multi-state bank holding company presently operating through
59 banking offices in the States of West Virginia and Ohio. Its principal subsidiaries include WesBanco Bank, Inc., an insurance company, WesBanco Insurance Services and WesBanco Securities, Inc., a full service broker/dealer that also operates Mountaineer Securities, WesBanco's discount brokerage operation.

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